Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

THIRD QUARTER 2013 FINANCIAL RESULTS

New York, NY, November 6, 2013 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the three and nine month periods ended September 30, 2013.

Third Quarter 2013 Summary

•	Reported operating earnings(1) of $11.4 million, or $0.36 per common share, for the quarter ended September 30, 2013. Reported net income allocable to common stock and participating securities of $8.2 million, or $0.25 per common share, for the quarter ended September 30, 2013;

•	$3.4 billion RMBS portfolio at September 30, 2013 consisted of Agency RMBS with an estimated fair value of $2.3 billion and non-Agency RMBS with an estimated fair value of $1.1 billion;

•	RMBS and securitized mortgage loan portfolio had a 2.6% effective net interest rate spread and a 14.0% effective levered asset yield(1) at September 30, 2013;

•	Quarter end leverage multiple of 3.8x at September 30, 2013;

•	Declared a $0.40 per common share quarterly dividend;

•	Book value per common share at September 30, 2013 was $18.50; and

•	Subsequent to quarter end, the Board of Directors authorized the repurchase of up to $50 million of the Company’s outstanding shares of common stock.

(1)	Reflects a non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles. See “Reconciliations of Non-GAAP Financial Measures” ) in this press release.

“Given the ongoing volatility in the fixed income markets during the third quarter, AMTG continued to rebalance the Company’s portfolio,” said Michael Commaroto, Chief Executive Officer of the Company. “Throughout the quarter, we opportunistically deployed capital into non-Agency RMBS and continued to reduce leverage. As a result, at quarter end, our portfolio equity was allocated 43% to non-Agency RMBS and securitized mortgage loans, 47% to Agency RMBS and 10% to cash and our leverage ratio was 3.8x. Our operating earnings this quarter reflect the time lag associated with reinvesting the proceeds from the sale of our Agency RMBS into non-Agency RMBS and therefore, we believe they are not indicative of the potential earnings power of our investment portfolio with our current equity allocation. As interest rates continue to fluctuate, AMTG will remain focused on expanding our footprint in the non-Agency market and exploring additional credit-related strategies.”

Third Quarter 2013 Financial Results

The Company reported operating earnings of $11.4 million, or $0.36 per common share, for the three months ended September 30, 2013, as compared to operating earnings of $16.2 million, or $0.67 per common share, for the three months ended September 30, 2012. Net income allocable to common stock and participating securities for the three months ended September 30, 2013 was $8.2 million, or $0.25 per common share, as compared to net income allocable to common stock and participating securities of $70.4 million, or $2.91 per common share for the three months ended September 30, 2012.

For the nine months ended September 30, 2013, the Company reported operating earnings of $49.4 million, or $1.65 per common share, as compared to operating earnings of $38.1 million, or $2.05 per common share, for the nine months ended September 30, 2012. Net loss allocable to common stock and participating securities for the nine months ended September 30, 2013 was $66.1 million, or $2.22 per common share, as compared to net income allocable to common stock and participating securities of $116.9 million, or $6.28 per common share, for the nine months ended September 30, 2012.

The difference between operating earnings and net income/(loss) allocable to common stockholders, its closest GAAP measure, primarily reflects that operating earnings excludes the following: (i) net unrealized gains/losses on investments; (ii) net changes in the fair value of derivative instruments and net realized gains/losses on the termination of derivative instruments; and (iii) net realized gains/losses from sales of investments. Reconciliations of operating earnings to net income/(loss) allocable to common stockholders for the three and nine months ended September 30, 2013 and September 30, 2012, respectively, are set forth in Tables 6 and 7 of this press release.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s investments as of September 30, 2013:

	Principal Balance	Unamortized Premium (Discount), Net (1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Net Weighted Average Coupon	Weighted Average Yield (3)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
ARM	$12,337	$827	$13,164	$13,089	$(75)	4.09%	1.77%

Fixed-rate coupons:
3.5%	468,755	30,771	499,526	477,308	(22,218)	3.50%	2.49%
4.0%	1,514,596	131,741	1,646,337	1,587,384	(58,953)	4.00%	2.51%
4.5% & 5.0%	54,328	4,401	58,729	58,624	(105)	4.59%	3.12%

	2,050,016	167,740	2,217,756	2,136,405	(81,351)	3.90%	2.52%

15-Year Mortgages
3.0% Coupons	53,640	1,428	55,068	55,478	410	3.00%	2.45%

Agency IOs (4)	—	—	42,962	43,272	310	3.93%	13.66%

Agency IIOs(4)	—	—	28,403	25,367	(3,036)	6.37%	16.06%

Total Agency RMBS	2,103,656	169,168	2,344,189	2,260,522	(83,667)	4.05%	2.88%

Non-Agency RMBS	1,356,359	(300,657)	1,055,702	1,117,820	62,118	1.24%	6.87%

Total RMBS	$3,460,015	$(131,489)	$3,399,891	$3,378,342	$(21,549)	3.11%	4.11%

Securitized Mortgage Loans	$151,383	$(41,709)	$109,674	$109,586	$(88)	5.86%	8.19%

Other Investment Securities	$11,596	$—	$11,596	$11,712	$116	3.59%	3.59%

Total Portfolio	$3,622,994	$(173,198)	$3,521,161	$3,499,640	$(21,521)	3.20%	4.24%

Note: The Company applies trade-date accounting. Included in the above table are unsettled purchases with an aggregate cost of $91 at September 30, 2013, with an estimated fair value of $92 at such date.

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At September 30, 2013, our non-Agency RMBS had gross discounts of $300,964 which included credit discounts of $123,681 and other-than-temporary impairments (“OTTI”) of $5,554.
(2)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $2,747 and $7,699 for the three and nine months ended September 30, 2013, respectively.
(3)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities. At September 30, 2013, the Company’s Agency IOs had a notional balance of $429,204 and the Company’s Agency IIOs had a notional balance of $155,676.

As of September 30, 2013, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 108.0% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 77.8% of par value.

The Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) over the quarter ended September 30, 2013 of 6.3%. Including Agency IOs and Agency IIOs securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 6.7% over the quarter ended September 30, 2013.

Portfolio Financing

At September 30, 2013, the Company had master repurchase agreements with 23 counterparties and had outstanding borrowings with 17 counterparties totaling $2.9 billion.

(Table 2)

The following table sets forth the Company’s borrowings at September 30, 2013:

($ amounts in thousands)	Balance	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
Repurchase agreement borrowings:
Agency RMBS	$1,989,518	0.41%	40 days
Non-Agency RMBS(1)	884,362	2.00	124 days
Other investment securities	7,800	1.76	25 days

Total repurchase agreements	$2,881,680	0.90%	66 days

Securitized debt	$45,590	4.00%	58 months(2)

Total borrowings	$2,927,270	0.95%

(1)	Includes $27,014 of repurchase borrowings collateralized by non-Agency RMBS acquired in connection with the Company’s securitization transaction from a consolidated variable interest entity (“VIE”) at September 30, 2013 that is eliminated from our consolidated balance sheet.
(2)	Securitized debt, which represents non-recourse senior securities sold to third parties in connection with a securitization transaction, has a final contractual maturity of May 2047. Weighted average remaining maturity represents the estimated final maturity of the security based on the final projected repayment of principal. The actual maturity of the securitized debt may differ significantly from this estimate given that actual interest collections, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected.

(Table 3)

The Company’s derivative instruments consisted of the following at September 30, 2013:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$1,187,000	$38,907
Swaptions – assets	1,175,000	13,757
Swaps – (liabilities)	680,000	(6,172)

Total derivative instruments	$3,042,000	$46,492

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at September 30, 2013:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year to 3 years	$45,000	1.30%	2.9
Greater than 3 years to 5 years	1,114,000	1.05	3.8
Greater than 5 years	708,000	2.01	9.0

Total	$1,867,000	1.42%	5.8

(Table 5)

At September 30, 2013, the Company’s Swaptions had an aggregate notional amount of $1.2 billion. The following table presents information about the Company’s Swaptions at September 30, 2013:

($ amounts in thousands)	Option		Underlying Swap
Fixed Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)
3.00 – 3.25%	$2,236	9	$100,000	10
3.26 – 3.50%	6,065	7	475,000	10
3.51 – 3.75%	3,277	7	375,000	10
3.76 – 4.00%	1,495	11	125,000	10
4.01 – 4.41%	684	11	100,000	10

	$13,757	8	$1,175,000	10

Book Value

The Company’s book value per common share at September 30, 2013 was $18.50 as compared to book value per common share of $18.63 at June 30, 2013.

Stock Repurchase Plan

Subsequent to quarter end, the Board of Directors authorized the repurchase of up to $50 million of the Company’s outstanding shares of common stock.

Purchases made pursuant to the stock repurchase program will be made in either the open market or in privately negotiated transactions on a periodic basis as permitted by applicable securities laws. The timing, pricing and manner of any purchases will be determined by the Company in light of market conditions, available investment alternatives and capital availability.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, November 7, 2013 at 9:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 9:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 79625205). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Thursday, November 7, 2013, and ending at midnight on Thursday, November 14, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 79625205.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $113 billion of assets under management at June 30, 2013.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash	$142,242	$149,576
Restricted cash	60,996	93,641
RMBS, at fair value (of which $3,185,374 and $3,940,913 were pledged as collateral, respectively)	3,378,342	4,231,291
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	109,586	—
Other investment securities, at fair value (of which $11,712 and $0 were pledged as collateral, respectively)	11,712	—
Investment related receivables	3,684	—
Interest receivable	10,048	11,341
Deferred financing costs, net	914	346
Derivative instruments, at fair value	52,664	750
Other assets	956	976

Total Assets	$3,771,144	$4,487,921

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$2,881,680	$3,654,436
Non-recourse securitized debt, at fair value	46,003	—
Investment related payables	91	50,032
Obligation to return cash held as collateral	42,381	—
Accrued interest payable	7,155	6,774
Derivative instruments, at fair value	6,172	23,184
Payable to related party	3,770	4,295
Dividends payable	16,714	30,675
Accounts payable and accrued expenses	2,135	1,742

Total Liabilities	$3,006,101	$3,771,138

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,037,408 and 24,205,972 shares issued and outstanding, respectively	320	242
Additional paid-in-capital	791,619	619,399
Retained earnings/(accumulated deficit)	(26,965)	97,073

Total Stockholders’ Equity	$765,043	$716,783

Total Liabilities and Stockholders’ Equity	$3,771,144	$4,487,921

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands – except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Interest Income:
RMBS	$32,013	$26,438	$107,959	$60,791
Securitized mortgage loans	2,324	—	5,954	—
Other investment securities	79	—	79	—

Total Interest Income	34,416	26,438	113,992	60,791

Interest Expense:
Repurchase agreements	(6,299)	(4,289)	(18,935)	(8,521)
Securitized debt	(490)	—	(1,308)	—

Total Interest Expense	(6,789)	(4,289)	(20,243)	(8,521)

Net Interest Income	$27,627	$22,149	$93,749	$52,270

Other Income/(Loss):
Realized gain/(loss) on sale of RMBS, net	$(16,596)	$13,861	$(48,309)	$32,244
Unrealized gain/(loss) on RMBS, net	28,143	54,913	(139,727)	75,461
Unrealized gain/(loss) on securitized mortgage loans	537	—	(88)	—
Unrealized (loss) on securitized debt	(428)	—	(413)	—
Unrealized gain on other investment securities	116	—	116	—
Gain/(loss) on derivative instruments, net (includes ($27,572), (9,831), $50,547 and ($24,192) of unrealized gains/(losses), respectively)	(21,687)	(16,653)	55,884	(33,486)
Other, net	4	16	72	25

Other Income/(Loss), net	$(9,911)	$52,137	$(132,465)	$74,244

Operating Expenses:
General and administrative (includes $207, $105, $752 and $274 of non-cash stock based compensation, respectively)	$(3,089)	$(1,858)	$(8,374)	$(5,211)
Management fee – related party	(2,941)	(2,031)	(8,651)	(4,386)

Total Operating Expenses	$(6,030)	$(3,889)	$(17,025)	$(9,597)

Net Income/(Loss)	$11,686	$70,397	$(55,741)	$116,917

Preferred Stock Dividends Declared	(3,450)	—	(10,350)	—

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$8,236	$70,397	$(66,091)	$116,917

Earnings/(Loss) per Common Share – Basic and Diluted	$0.25	$2.91	$(2.22)	$6.28

Dividends Declared per Share of Common Stock	$0.40	$0.85	$1.80	$2.35

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per common share,” “effective cost of funds,” “effective interest expense,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per common share presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Company to assess its business results.

To determine the effective cost of funds, interest expense is adjusted to include the net interest component related to Swaps. While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. Therefore, the Company presents the effective cost of funds to reflect interest expense as adjusted to include a portion of the realized loss (i.e., the interest expense component) for Swaps.

The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management. The Company believes that the non-GAAP measures presented provide investors, and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believe it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and nine months ended September 30, 2013 and the three and nine months ended September 30, 2012, are presented in the tables below.

(Table 6)

The following table reconciles net income/(loss) allocable to common stockholders with operating earnings for the three months ended September 30, 2013 and September 30, 2012, respectively:

	Three months ended September 30, 2013		Three months ended September 30, 2012
($ amounts in thousands except share and per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income allocable to common stockholders	$8,158	$0.25	$70,249	$2.91
Adjustments:
Non-cash stock-based compensation expense	207	0.01	105	—
Unrealized (gain) on RMBS, net	(28,143)	(0.88)	(54,913)	(2.27)
Unrealized loss on derivatives, net	27,572	0.86	9,831	0.40
Unrealized (gain) on securitized mortgage loans, net	(537)	(0.02)	—	—
Unrealized loss on securitized debt, net	428	0.01	—	—
Unrealized (gain) on other investment securities	(116)	—	—	—
Realized (gain)/loss on sale of RMBS, net	16,596	0.52	(13,861)	(0.57)
Realized (gain)/loss on Swap/Swaption terminations, net	(12,498)	(0.38)	4,747	0.20
Realized (gain) on TBA Short(2), net	(281)	(0.01)	—	—

Total adjustments to arrive at operating earnings:	3,228	0.11	(54,091)	(2.24)

Operating earnings	$11,386	$0.36	$16,158	$0.67

Basic and diluted weighted average common shares outstanding:	31,999,792		24,214,410

(1)	Reflects basic and diluted earnings per share for each component presented.
(2)	A TBA Short refers to a “to-be-announced” contract to sell certain Agency RMBS on a forward basis.

(Table 7)

The following table reconciles net income/(loss) allocable to common stockholders with operating earnings for the nine months ended September 30, 2013 and September 30, 2012, respectively:

	Nine months ended September 30, 2013		Nine months ended September 30, 2012
($ amounts in thousands except share and per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income/(loss) allocable to common stockholders	$(66,442)	$(2.22)	$116,628	$6.28
Adjustments:
Non-cash stock-based compensation expense	752	0.03	274	0.01
Unrealized (gain)/loss on RMBS, net	139,727	4.67	(75,461)	(4.06)
Unrealized (gain)/loss on derivatives, net	(50,547)	(1.69)	24,192	1.30
Unrealized loss on securitized mortgage loans, net	88	—	—	—
Unrealized loss on securitized debt, net	413	0.01	—	—
Unrealized gain on other investment securities	(116)	—	—
Realized (gain)/loss on sale of RMBS, net	48,309	1.61	(32,244)	(1.73)
Realized (gain)/loss on Swap/Swaption terminations, net	(22,526)	(0.75)	4,709	0.25
Realized gain on TBA Short(2), net	(281)	(0.01)	—	—

Total adjustments to arrive at operating earnings:	$115,819	$3.87	$(78,530)	(4.23)

Operating earnings	$49,377	$1.65	$38,098	$2.05

Basic and diluted weighted average common shares outstanding:	29,916,932		18,628,087

(1)	Reflects basic and diluted earnings per share for each component presented.
(2)	A TBA Short refers to a “to-be-announced” contract to sell certain Agency RMBS on a forward basis.

(Table 8)

The following table reconciles the effective cost of funds with interest expense for the three and nine months ended September 30, 2013:

	Three months ended September 30, 2013		Nine months ended September 30, 2013
($ amounts in thousands except per share data)	Reconciliation	Cost of Funds/ Effective Cost of Funds	Reconciliation	Cost of Funds/ Effective Cost of Funds
Interest Expense	$6,789	0.89%	$20,243	0.74%
Adjustment:
Net interest paid for Swaps	6,894	0.91%	17,470	0.63%

Effective interest expense/effective cost of funds	$13,683	1.80%	$37,713	1.37%

Weighted average balance of borrowings	$3,013,372		$3,671,026